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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   -----------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                                 MARCH 10, 2004
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                        (Date of Earliest Event Reported)


                      CRESCENT REAL ESTATE EQUITIES COMPANY
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             (Exact Name of Registrant as Specified in its Charter)
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          TEXAS                      1-13038                   52-1862813
 ------------------------        ----------------        ----------------------
 (State of Incorporation)        (Commission File           (I.R.S. Employer
                                      Number)            Identification Number)



777 MAIN STREET, SUITE 2100, FORT WORTH, TX                         76102
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(Address of Principal Executive Offices)                         (Zip Code)



                                 (817) 321-2100
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              (Registrant's Telephone Number, Including Area Code)



                                 NOT APPLICABLE
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          (Former Name or Former Address, if Changed Since Last Report)



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ITEM 5. OTHER EVENTS

         Crescent Real Estate Equities Company and its representatives may make oral or written forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995 (the "Reform Act")) from time to time. Crescent desires to invoke to the fullest extent possible the protections of the Reform Act and the judicially created "bespeaks caution" doctrine with respect to such statements. Accordingly, Crescent is filing this Form 8-K, which lists certain factors that in some cases may have affected, and in the future could affect, Crescent's actual operating results and could cause such results to differ materially from those in such forward-looking statements. This list is not necessarily exhaustive, and new risk factors emerge periodically. There can be no assurance that this disclosure lists all material risks to Crescent at any specific point in time. Many of the important factors discussed below have been disclosed in Crescent's previous filings with the Securities and Exchange Commission.

         All references in this Form 8-K to "Crescent," the "Company", "we" "us," or "our" mean, unless the context otherwise requires, Crescent Real Estate Equities Company, a Texas real estate investment trust ("Crescent Equities"), Crescent Real Estate Equities Limited Partnership, a Delaware limited partnership (the "Operating Partnership"), Crescent Real Estate Equities, Ltd., a Delaware corporation which is the sole general partner of the Operating Partnership ("CREE Ltd."), and the other subsidiaries of Crescent Equities.

                                  RISK FACTORS

WE DERIVE THE SUBSTANTIAL MAJORITY OF OUR OFFICE RENTAL REVENUES FROM GEOGRAPHICALLY CONCENTRATED MARKETS.

         As of December 31, 2003, approximately 72% of our office portfolio, based on total net rentable square feet, was located in the metropolitan areas of Dallas and Houston, Texas. Due to our geographic concentration in these metropolitan areas, any deterioration in economic conditions in the Dallas or Houston metropolitan areas, or in other geographic markets in which we in the future may acquire substantial assets, could adversely affect our results of operations and our ability to make distributions to our shareholders and could decrease our cash flow. In addition, we compete for tenants based on rental rates, attractiveness and location of a property and quality of maintenance and management services. An increase in the supply of properties competitive with ours in these markets could have a material adverse effect on our ability to attract and retain tenants in these markets.

OUR PERFORMANCE AND VALUE ARE SUBJECT TO GENERAL RISKS ASSOCIATED WITH THE REAL ESTATE INDUSTRY.

         Our economic performance and the value of our real estate assets, and consequently the value of our investments, will be adversely affected if our office, resort/hotel, residential development and temperature-controlled logistics properties do not generate revenues sufficient to meet our operating expenses, including debt service and capital expenditures. Any reduction in the revenues that our properties generate will adversely affect our cash flow and ability to meet our obligations. As a real estate company, we are susceptible to the following real estate industry risks:

         o downturns in the national, regional and local economic conditions where our properties are located;

         o competition from other office, resort/hotel, residential development and temperature-controlled logistics properties;

         o adverse changes in local real estate market conditions, such as oversupply or reduction in demand for office space, resort/hotel space, luxury residences or temperature-controlled logistics storage space;

         o changes in tenant preferences that reduce the attractiveness of our properties to tenants;

         o        tenant defaults;

         o        zoning or other regulatory restrictions;

         o        decreases in market rental rates;



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         o        costs associated with the need to periodically repair,
                  renovate and re-lease space;

         o increases in the cost of maintenance, insurance and other operating costs, including real estate taxes, associated with one or more properties, which may occur even when circumstances such as market factors and competition cause a reduction in revenues from one or more properties; and

         o illiquidity of real estate investments, which may limit our ability to vary our portfolio promptly in response to changes in economic or other conditions.

WE MAY EXPERIENCE DIFFICULTY OR DELAY IN RENEWING LEASES OR RE-LEASING SPACE.

         We derive most of our revenue directly or indirectly from rent received from our tenants. We are subject to the risks that, upon expiration, leases for space in our office properties may not be renewed, the space may not be re-leased, or the terms of renewal or re-lease, including the cost of required renovations or concessions to tenants, may be less favorable than current lease terms. In the event of any of these circumstances, our results of operations and our ability to meet our obligations could be adversely affected.

         As of December 31, 2003, after giving effect to signed lease renewals, leases of office space for approximately 2.6 million, 2.8 million and 2.3 million square feet, representing approximately 10.7%, 11.6% and 9.6% of net rentable area, expire in 2004, 2005 and 2006, respectively. During these same three years, leases of approximately 29.6% of the net rentable area of our office properties in Dallas and approximately 26.1% of the net rentable area of our office properties in Houston expire.

MANY REAL ESTATE COSTS ARE FIXED, EVEN IF INCOME FROM OUR PROPERTIES DECREASES.

         Our financial results depend primarily on leasing space in our office properties to tenants, renting rooms at our resorts and hotels and successfully developing and selling lots, single-family homes, condominiums, town homes and time-share units at our residential development properties, in each case on terms favorable to us. Costs associated with real estate investment, such as real estate taxes and maintenance costs, generally do not decrease even when a property is not fully occupied, or the rate of sales at a project decreases, or other circumstances cause a reduction in income from the investment.

         As a result, cash flow from the operations of our office properties may be reduced if a tenant does not pay its rent. Under those circumstances, we might not be able to enforce our rights as landlord without delays, and we might incur substantial legal costs. The income from our office properties also may be reduced if tenants are unable to pay rent or we are unable to rent properties on favorable terms. Our income from our resorts and hotels may be reduced if we are unable to rent a sufficient number of rooms on favorable terms, and our income from our residential development properties may decrease if we are unable to sell the lots or other components of a particular residential development project at the rates or on the terms we anticipated. Additionally, new properties that we may acquire or develop may not produce any significant revenue immediately, and the cash flow from existing operations may be insufficient to pay the operating expenses and debt service associated with that property until the property is fully leased.

WE MAY BE UNABLE TO SELL PROPERTIES WHEN APPROPRIATE BECAUSE REAL ESTATE INVESTMENTS ARE ILLIQUID.

         Real estate investments generally cannot be sold quickly. In addition, there are some limitations under federal income tax laws applicable to REITs that may limit our ability to sell assets. We may not be able to alter our portfolio promptly in response to changes in economic or other conditions. Our inability to respond quickly to adverse changes in the performance of our investments could have an adverse effect on our ability to meet our obligations.

THE REVENUES FROM OUR NINE RESORT/HOTEL PROPERTIES ARE SUBJECT TO RISKS ASSOCIATED WITH THE HOSPITALITY INDUSTRY.

         The following factors, among others, are common to the resort/hotel industry, and may reduce the receipts generated by our resort/hotel properties.


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         o        Based on features such as access, location, quality of
                  accommodations, room rate structure and, to a lesser extent, the quality and scope of other amenities such as food and beverage facilities, our resort/hotel properties compete for guests with other resorts and hotels, a number of which have greater marketing and financial resources than our lessees or the resort/hotel property managers.

         o If there is an increase in operating costs resulting from inflation or other factors, we or the property managers may not be able to offset the increase by increasing room rates.

         o Our resort/hotel properties are subject to fluctuating and seasonal demands for business travel and tourism.

         o Our resort/hotel properties are subject to general and local economic conditions that may affect the demand for travel in general and other factors that are beyond our control, such as acts of terrorism.

         In addition, since September 11, 2001, our resort/hotel properties have experienced a decrease in occupancy, average rates and revenue per available room. Military actions against terrorists, new terrorist attacks (actual or threatened) and other political events could cause a lengthy period of uncertainty that might increase customer reluctance to travel and therefore adversely affect our results of operations and our ability to meet our obligations.

THE REVENUES FROM OUR NINE RESORT/HOTEL PROPERTIES DEPEND ON THIRD-PARTY OPERATORS THAT WE DO NOT CONTROL.

         We own nine resort/hotel properties, eight of which are leased to our own subsidiaries. We currently lease the remaining resort/hotel property, the Omni Austin Hotel, to a third-party entity, HCD Austin Corporation. To maintain our status as a REIT, third-party property managers manage each of the nine resort/hotel properties. As a result, we are unable to directly implement strategic business decisions with respect to the operation and marketing of our resort/hotel properties, such as decisions about quality of accommodations, room rate structure and the quality and scope of other amenities such as food and beverage facilities and similar matters. The amount of revenue that we receive from the resort/hotel properties is dependent on the ability of the property managers to maintain and increase the gross receipts from these properties. Although we consult with the managers with respect to strategic business plans, the managers are under no obligation to implement any of our recommendations with respect to these matters. If the gross receipts of our resort/hotel properties decline, our revenues will decrease as well, which could adversely affect our results of operations and reduce the amount of cash available to meet our obligations.

THE PERFORMANCE OF OUR RESIDENTIAL DEVELOPMENT PROPERTIES IS AFFECTED BY NATIONAL, REGIONAL AND LOCAL ECONOMIC CONDITIONS.

         Our residential development properties, which include Crescent Resort Development, Inc. properties and Desert Mountain, are generally targeted toward purchasers of high-end primary residences or seasonal secondary residences. As a result, the economic performance and value of these properties is particularly sensitive to changes in national, regional and local economic and market conditions. Economic downturns may discourage potential customers from purchasing new, larger primary residences or vacation or seasonal homes. In addition, other factors may affect the performance and value of a property adversely, including changes in laws and governmental regulations (including those governing usage, zoning and taxes), changes in interest rates (including the risk that increased interest rates may result in decreased sales of lots in any residential development property) and the availability to potential customers of financing. Adverse changes in any of these factors, each of which is beyond our control, could reduce the income that we receive from the properties, and adversely affect our ability to meet our obligations.

WE DO NOT CONTROL OUR TEMPERATURE-CONTROLLED LOGISTICS PROPERTIES, AND THE LESSEE MAY BE UNABLE TO MEET ALL OF ITS RENT OBLIGATIONS.

         We own a 40% interest in the temperature-controlled logistics partnership that owns AmeriCold Corporation, which in turn directly or indirectly owns our temperature-controlled logistics properties. The temperature-controlled logistics properties are operated by, and leased to, AmeriCold Logistics, LLC, which is indirectly owned 60% by Vornado Operating, Inc. and 40% by COPI Cold Storage L.L.C. We have no ownership interest in AmeriCold Logistics and, thus, do not have the authority to control the management or operation of our temperature-controlled logistics properties.


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         Pursuant to the leases, as amended, AmeriCold Logistics may elect to defer a portion of the rent for our temperature-controlled logistics properties until December 31, 2005, to the extent that available cash, as defined in the leases, is insufficient to pay such rent. Through December 31, 2003, AmeriCold Logistics had deferred approximately $122.2 million of rent, of which our portion was approximately $48.9 million. In December 2001, the temperature-controlled logistics partnership, as lessor, waived its rights to collect $39.8 million of the deferred rent, of which our share was $15.9 million. The remaining deferred rent, or rent payable in the future, may not be paid in full on a timely basis.

         We cannot assure you that AmeriCold Logistics will operate our temperature-controlled logistics properties in a manner which will enable it to meet its ongoing rental obligations to us. In the event that AmeriCold Logistics is unable to make its rental payments, our cash flow would be adversely affected, which could affect our results of operations and our ability to meet our obligations.

THE AMOUNT OF DEBT THAT WE HAVE AND THE RESTRICTIONS IMPOSED BY THAT DEBT COULD ADVERSELY AFFECT OUR BUSINESS AND OUR FINANCIAL CONDITION.

         We have a substantial amount of debt. As of December 31, 2003, we had approximately $2.6 billion of consolidated debt outstanding, of which approximately $1.7 billion was secured by approximately 60% of our gross total assets.

         Our organizational documents do not limit the level or amount of debt that we may incur. We do not have a policy limiting the ratio of our debt to our total capitalization or assets. The amount of debt we have and may have outstanding could have important consequences to you. For example, it could:

         o        make it difficult to satisfy our debt service requirements;

         o prevent us from making distributions on our outstanding common shares and preferred shares;

         o require us to dedicate a substantial portion of our cash flow from operations to payments on our debt, thereby reducing funds available for operations, property acquisitions and other appropriate business opportunities that may arise in the future;

         o require us to dedicate increased amounts of our cash flow from operations to payments on our variable rate, unhedged debt if interest rates rise;

         o limit our flexibility in planning for, or reacting to, changes in our business and the factors that affect the profitability of our business;

         o limit our ability to obtain additional financing, if we need it in the future for working capital, debt refinancing, capital expenditures, acquisitions, development or other general corporate purposes;

         o increase the adverse effect on our available cash flow from operations that may result from changes in conditions in the economy in general and in the areas in which our properties are located; and

         o limit our flexibility in conducting our business, which may place us at a disadvantage compared to competitors with less debt.

         Our ability to make scheduled payments of the principal of, to pay interest on, or to refinance, our indebtedness will depend on our future performance, which to a certain extent is subject to economic, financial, competitive and other factors beyond our control. There can be no assurance that our business will continue to generate sufficient cash flow from operations in the future to service our debt or meet our other cash needs. If we are unable to do so, we may be required to refinance all or a portion of our existing debt, or to sell assets or obtain additional financing. We cannot assure you that any such refinancing, sale of assets or additional financing would be possible on terms that we would find acceptable.



                                      -5-
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         If we were to breach certain of our debt covenants, our lenders could require us to repay the debt immediately, and, if the debt is secured, could immediately take possession of the property securing the loan. In addition, if any other lender declared its loan due and payable as a result of a default, the holders of our public and private notes, along with the lenders under our credit facility, might be able to require that those debts be paid immediately. As a result, any default under our debt covenants could have an adverse effect on our financial condition, results of operations and our ability to meet our obligations.

WE ARE OBLIGATED TO COMPLY WITH FINANCIAL AND OTHER COVENANTS IN OUR DEBT THAT COULD RESTRICT OUR OPERATING ACTIVITIES, AND THE FAILURE TO COMPLY COULD RESULT IN DEFAULTS THAT ACCELERATE THE PAYMENT UNDER OUR DEBT.

         Our secured debt generally contains customary covenants, including, among others, provisions:

         o        relating to the maintenance of the property securing the debt;

         o restricting our ability to pledge assets or create other liens;

         o        restricting our ability to incur additional debt;

         o        restricting our ability to amend or modify existing leases;
                  and

         o restricting our ability to enter into transactions with affiliates.

         Our unsecured debt generally contains various restrictive covenants. The covenants in our unsecured debt include, among others, provisions restricting our ability to:

         o        incur additional debt;

         o        incur additional secured debt and subsidiary debt;

         o make certain distributions, investments and other restricted payments, including distribution payments on our or our subsidiaries' outstanding common and preferred equity;

         o limit the ability of restricted subsidiaries to make payments to us;

         o        enter into transactions with affiliates;

         o        create certain liens;

         o        sell assets;

         o        enter into certain sale-leaseback transactions; and

         o consolidate, merge or sell all or substantially all of our assets.

         In addition, certain covenants in our bank facilities require us and our subsidiaries to maintain certain financial ratios.

         Any of the covenants described in this risk factor may restrict our operations and our ability to pursue potentially advantageous business opportunities. Our failure to comply with these covenants could also result in an event of default that, if not cured or waived, could result in the acceleration of all or a substantial portion of our debt.

MANY FACTORS AFFECT THE TRADING PRICE OF OUR SHARES.

         As with other publicly traded securities, the trading price of our shares will depend on a number of factors that change from time to time, including:




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         o        the market for similar securities;

         o additional issuance of other classes or series of our shares, particularly preferred shares, or the issuance of debt securities;

         o        our financial condition, performance and prospects;

         o        general economic and financial market conditions; and

         o prevailing interest rates, increases in which may have a negative effect on the trading value of our preferred shares.

RISING INTEREST RATES COULD ADVERSELY AFFECT OUR CASH FLOW AND THE MARKET PRICE OF OUR OUTSTANDING DEBT SECURITIES AND PREFERRED SHARES.

         Of our approximately $2.6 billion of debt outstanding as of December 31, 2003, approximately $378.3 million bears interest at variable rates and is unhedged. We also may borrow additional funds at variable interest rates in the future, and we have entered, and in the future may enter, into other transactions to limit its exposure to rising interest rates. Increases in interest rates, or the loss of the benefits of any interest rate hedging arrangements, would increase our interest expense on our variable rate debt, which would adversely affect cash flow and our ability to service our debt and meet our obligations. In addition, an increase in market interest rates may lead purchasers of our securities to demand a higher annual yield, which could adversely affect the market price of our outstanding debt securities and preferred shares.

THE TERMS OF SOME OF OUR DEBT MAY PREVENT US FROM PAYING DISTRIBUTIONS ON OUR SHARES.

         Some of our debt limits the Operating Partnership's ability to make some types of payments on equity and other distributions to us, which would limit our ability to make some types of payments, including payment of distributions on our shares, unless we meet certain financial tests or are required to make the distributions to maintain our qualification as a REIT. As a result, if we are unable to meet the applicable financial tests, we may not be able to pay distributions on our shares in one or more periods.

PAYMENT OF DISTRIBUTIONS ON ANY CLASS OF OUR SHARES MAY BE ADVERSELY AFFECTED BY THE LEVEL OF OUR DEBT AND THE TERMS AND NUMBER OF OUR OTHER SHARES THAT RANK ON AN EQUAL BASIS WITH OR SENIOR TO THAT CLASS OF SHARES.

         Payment of distributions due on our common shares is subordinated to distributions on our preferred shares, and distributions on both our common and our preferred shares will be subordinated to all of our existing and future debt and will be structurally subordinated to the payment of dividends on stock, if any, issued by our subsidiaries, including the Operating Partnership. In addition, we may issue additional shares of the same or another class or series of shares that rank on a parity with any class or series of our shares as to the payment of distributions and the amounts payable upon liquidation, dissolution or winding up of our business.

WE MAY HAVE LIMITED FLEXIBILITY IN DEALING WITH OUR JOINTLY OWNED INVESTMENTS.

         Our organizational documents do not limit the amount of funds that we may invest in properties and assets jointly with other persons or entities. As of December 31, 2003, approximately 19.2% of the net rentable area of our office properties was held jointly with other persons or entities. In addition, all of our residential development properties and our temperature-controlled logistics investments were owned jointly.

         Joint ownership of properties may involve special risks, including the possibility that our partners or co-investors might become bankrupt, that those partners or co-investors might have economic or other business interests or goals which are unlike or incompatible with our business interests or goals, and that those partners or co-investors may be in a position to take action contrary to our suggestions or instructions, or in opposition to our policies or objectives. Joint ownership also gives a third party the opportunity to influence the return we can achieve on some of our investments and may adversely affect our results of operations and our ability to meet our obligations. In addition, in many cases we do not control the timing or amount of distributions that we receive from


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the joint investment, and amounts otherwise available for distribution to us instead may be reinvested in the property or used for other costs and expenses of the joint operation.

DEVELOPMENT AND CONSTRUCTION RISKS COULD ADVERSELY AFFECT OUR PROFITABILITY.

         We currently are developing, expanding or renovating some of our office or resort/hotel properties and may in the future engage in these activities for other properties we own. In addition, our residential development properties engage in the development of raw land and construction of single-family homes, condominiums, town homes and time-share units. These activities may be exposed to the following risks, each of which could adversely affect our results of operations and our ability to meet our obligations.

         o We may be unable to obtain, or suffer delays in obtaining, necessary zoning, land-use, building, occupancy and other required governmental permits and authorizations, which could result in increased costs or our abandonment of these activities.

         o We may incur costs for development, expansion or renovation of a property which exceed our original estimates due to increased costs for materials or labor or other costs that were unexpected.

         o We may not be able to obtain financing with favorable terms, which may make us unable to proceed with our development and other related activities on the schedule we originally planned or at all.

         o We may be unable to complete construction and sale or lease-up of a lot, office property or residential development unit on schedule, which could result in increased debt service expense or construction costs.

         Additionally, the time frame required for development, construction and lease-up of these properties means that we may have to wait a few years for a significant cash return. As a REIT, we are required to make cash distributions to our shareholders. If our cash flow from operations are not sufficient, we may be forced to borrow to fund these distributions, which could affect our ability to meet our other obligations.

ENVIRONMENTAL PROBLEMS ARE POSSIBLE AND MAY BE COSTLY.

         Under various federal, state and local laws, ordinances and regulations, we may be required to investigate and clean up certain hazardous or toxic substances released on or in properties we own or operate, and also may be required to pay other costs relating to hazardous or toxic substances. This liability may be imposed without regard to whether we knew about the release of these types of substances or were responsible for their release. The presence of contamination or the failure to remediate properly contamination at any of our properties may adversely affect our ability to sell or lease those properties or to borrow using those properties as collateral. The costs or liabilities could exceed the value of the affected real estate. We have not been notified by any governmental authority, however, of any environmental non-compliance, liability or other environmental claim in connection with any of our properties, and we are not aware of any other environmental condition with respect to any of our properties that management believes would have a material adverse effect on our business, assets or results of operations taken as a whole.

         The uses of any of our properties prior to our acquisition of the property and the building materials used at the property are among the property-specific factors that will affect how the environmental laws are applied to our properties. In general, before we purchased each of our properties, independent environmental consultants conducted Phase I environmental assessments, which generally do not involve invasive techniques such as soil or ground water sampling, and where indicated, based on the Phase I results, conducted Phase II environmental assessments which do involve this type of sampling. None of these assessments revealed any materially adverse environmental condition relating to any particular property not previously known to us. We believe that all of those previously known conditions either have been remediated or are in the process of being remediated at this time. There can be no assurance, however, that environmental liabilities have not developed since these environmental assessments were prepared or that future uses or conditions (including changes in applicable environmental laws and regulations) or new information about previously unidentified historical conditions will not result in the imposition of environmental liabilities. If we are subject to any material environmental liabilities, the liabilities could adversely affect our results of operations and our ability to meet our obligations.




                                      -8-
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COMPLIANCE WITH THE AMERICANS WITH DISABILITIES ACT COULD BE COSTLY.

         Under the Americans with Disabilities Act of 1990, all public accommodations and commercial facilities must meet certain federal requirements related to access and use by disabled persons. Compliance with the ADA requirements could involve removal of structural barriers from certain disabled persons' entrances. Other federal, state and local laws may require modifications to or restrict further renovations of our properties with respect to such accesses. Although we believe that our properties are substantially in compliance with present requirements, noncompliance with the ADA or related laws or regulations could result in the United States government's imposition of fines or in the award to private litigants of damages against us. Costs such as these, as well as the general costs of compliance with these laws or regulations, may adversely affect our ability to meet our obligations.

OUR INSURANCE COVERAGE ON OUR PROPERTIES MAY BE INADEQUATE.

         We currently carry comprehensive insurance on all of our properties, including insurance for liability, fire and flood. We believe this coverage is of the type and amount customarily obtained for or by an owner of real property assets. We intend to obtain similar insurance coverage on subsequently acquired properties. Our existing insurance policies expire on November 1, 2004.

          In the future, we may be unable to renew or duplicate our current insurance coverage in adequate amounts or at reasonable prices. In addition, insurance companies may no longer offer coverage against certain types of losses, such as losses due to terrorist acts and toxic mold, or, if offered, the expense of obtaining these types of insurance may not be justified. We therefore may cease to have insurance coverage against certain types of losses and/or there may be decreases in the limits of insurance available. If an uninsured loss or a loss in excess of our insured limits occurs, we could lose all or a portion of the capital we have invested in a property, as well as the anticipated future revenue from the property, but still remain obligated for any mortgage debt or other financial obligations related to the property. We cannot guarantee that material losses in excess of insurance proceeds will not occur in the future. If any of our properties were to experience a catastrophic loss, it could seriously disrupt our operations, delay revenue and result in large expenses to repair or rebuild the property. Also, due to inflation, changes in codes and ordinances, environmental considerations and other factors, it may not be feasible to use insurance proceeds to replace a building after it has been damaged or destroyed. Events such as these could adversely affect our results of operations and our ability to meet our obligations.

COMPETITION FOR ACQUISITIONS MAY RESULT IN INCREASED ACQUISITION COSTS.

         We plan to make select additional investments from time to time in the future and may compete for available investment opportunities with entities that have greater liquidity or financial resources. Several real estate companies may compete with us in seeking properties for acquisition or land for development and prospective tenants, guests or purchasers. This competition may increase the costs of any acquisitions that we make and adversely affect our results of operations and our ability to meet our obligations by:

         o reducing the number of suitable investment opportunities offered to us; and

         o        increasing the bargaining power of property owners.

         In addition, if a competitor succeeds in making an acquisition in a market in which our properties compete, ownership of that investment by a competitor may adversely affect our results of operations and our ability to meet our obligations by:

         o interfering with our ability to attract and retain tenants, guests or purchasers; and

         o adversely affecting our ability to minimize expenses of operation.

ACQUISITIONS AND NEW DEVELOPMENTS MAY FAIL TO PERFORM AS EXPECTED.

         We intend to focus our investment strategy on investment opportunities and markets considered "demand-driven," primarily within our office property segment, with a long-term strategy of acquiring properties at a cost



                                      -9-
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significantly below that which would be required to develop a comparable property. Acquisition or development of properties entails risks that include the following, any of which could adversely affect our results of operations and our ability to meet our obligations:

         o We may not be able to identify suitable properties to acquire or may be unable to complete the acquisition of the properties we select for acquisition.

         o We may not be able to integrate new acquisitions into our existing operations successfully.

         o Our estimate of the costs of improving, repositioning or redeveloping an acquired property may prove to be too low, and, as a result, the property may fail to meet our estimates of the profitability of the property, either temporarily or for a longer time.

         o Office properties, resorts or hotels we acquire may fail to achieve the occupancy and rental or room rates we anticipate at the time we make the decision to invest in the properties, resulting in lower profitability than we expected in analyzing the properties.

         o Our pre-acquisition evaluation of the physical condition of each new investment may not detect certain defects or necessary repairs until after the property is acquired, which could significantly increase our total acquisition costs.

         o Our investigation of a property or building prior to its acquisition, and any representations we may receive from the seller, may fail to reveal various liabilities, which could effectively reduce the cash flow from the property or building, or increase our acquisition cost.

WE ARE DEPENDENT ON OUR KEY PERSONNEL WHOSE CONTINUED SERVICE IS NOT GUARANTEED.

         To a large extent we are dependent on our executive officers, particularly John C. Goff, Vice Chairman of our Board of Trust Managers and our Chief Executive Officer, and we also depend on Richard E. Rainwater, Chairman of our Board of Trust Managers for strategic business direction and real estate experience. While we believe that we could find replacements for our key personnel, loss of their services could adversely affect our operations. We do not have key man life insurance for our executive officers.

PROVISIONS OF OUR DECLARATION OF TRUST AND BYLAWS COULD INHIBIT CHANGES IN CONTROL OR DISCOURAGE TAKEOVER ATTEMPTS BENEFICIAL TO OUR SHAREHOLDERS.

         Certain provisions of our declaration of trust and bylaws may delay or prevent either a change in our control or another transaction that could provide our shareholders with a premium over the then-prevailing market price of our common shares or which might otherwise be in the best interest of our security holders. These include a staggered Board of Trust Managers, which makes it more difficult for a third party to gain control of our Board, and the ownership limit described below. In addition, any future series of preferred shares may have certain voting provisions that could delay or prevent a change of control or other transaction that might involve a premium price or otherwise be beneficial to our security holders. The declaration of trust also establishes special requirements with respect to "business combinations," including certain issuances of equity securities, between us and an "interested shareholder," and mandates procedures for obtaining voting rights with respect to "control shares" acquired in a control share acquisition.

YOUR OWNERSHIP OF OUR SHARES IS SUBJECT TO LIMITATION FOR REIT TAX PURPOSES.

         To remain qualified as a REIT for federal income tax purposes, not more than 50% in value of our outstanding shares may be owned, directly or indirectly, by five or fewer individuals (as defined in the federal income tax laws applicable to REITs) at any time during the last half of any taxable year, and our outstanding shares must be beneficially owned by 100 or more persons at least 335 days of a taxable year. To facilitate maintenance of our REIT qualification, our declaration of trust, subject to certain exceptions, prohibits ownership by any single shareholder of more than 8.0% of our issued and outstanding common shares or such greater percentage as established by our Board of Trust Managers, but in no event greater than 9.9%, or more than 9.9% of any class of our issued and outstanding preferred shares. We refer to these limits together as the "ownership limit." In addition,


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the declaration of trust prohibits ownership by Richard E. Rainwater, the
Chairman of our Board of Trust Managers, together with certain of his affiliates or relatives, initially, of more than 8.0% and subsequently, of more than 9.5% of our issued and outstanding common shares. We refer to this limit as the "Rainwater ownership limit." Any transfer of shares may be null and void if it causes a person to violate the ownership limit, or Mr. Rainwater, together with his affiliates and relatives, to violate the Rainwater ownership limit, and the intended transferee or holder will acquire no rights in the shares. Those shares will automatically convert into excess shares, and the shareholder's rights to distributions and to vote will terminate. The shareholder would have the right to receive payment of the purchase price for such excess shares and certain distributions upon our liquidation. Excess shares will be subject to repurchase by us at our election. While the ownership limit and the Rainwater ownership limit help preserve our status as a REIT, they could also delay or prevent any person or small group of persons from acquiring, or attempting to acquire, control of us and, therefore, could adversely affect our shareholders' ability to realize a premium over the then-prevailing market price for their shares.

THE NUMBER OF SHARES AVAILABLE FOR FUTURE SALE COULD ADVERSELY AFFECT THE MARKET PRICE OF OUR PUBLICLY TRADED SECURITIES.

         We have entered into various private placement transactions whereby units and limited partnership interests in our Operating Partnership were issued in exchange for properties or interests in properties. These units and interests are currently exchangeable for our common shares on the basis of two shares for each one unit or, at our option, an equivalent amount of cash. Upon exchange for our common shares, those common shares may be sold in the public market pursuant to registration rights. As of December 31, 2003, approximately 8,873,347 units were outstanding, which were exchangeable for 17,746,694 of our common shares or, at our option, an equivalent amount of cash. In addition, as of December 31, 2003, the Operating Partnership had outstanding options to acquire approximately 4,420,493 units, of which 1,859,393 options were exercisable at a weighted average exercise price of $37.04 per unit, or $18.52 per common share, with a weighted average remaining contractual life of 6.7 years. We have also reserved a number of common shares for issuance pursuant to our employee benefit plans, and such common shares will be available for sale from time to time. As of December 31, 2003, we had outstanding options to acquire approximately 7,126,744 common shares, of which approximately 4,793,884 options were exercisable at a weighted average exercise price of $22.05, with a weighted average remaining contractual life of 5.9 years. We cannot predict the effect that future sales of common shares, or the perception that such sales could occur, will have on the market prices of our equity securities.

FAILURE TO QUALIFY AS A REIT WOULD CAUSE US TO BE TAXED AS A CORPORATION, WHICH WOULD SUBSTANTIALLY REDUCE FUNDS AVAILABLE FOR PAYMENT OF DISTRIBUTIONS.

         We intend to continue to operate in a manner that allows us to meet the requirements for qualification as a REIT under the Internal Revenue Code of 1986, as amended, which we refer to as the Code. A REIT generally is not taxed at the corporate level on income it distributes to its shareholders, as long as it distributes at least 90 percent of its income to its shareholders annually and satisfies certain other highly technical and complex requirements. Unlike many REITs, which tend to make only one or two types of real estate investments, we invest in a broad range of real estate products. Several of our investments also are more complicated than those of other REITs. As a result, we are likely to encounter a greater number of interpretative issues under the REIT qualification rules, and more issues which lack clear guidance, than are other REITs. We, as a matter of policy, consult with outside tax counsel in structuring our new investments in an effort to satisfy the REIT qualification rules. Shaw Pittman LLP, our tax counsel, has given us an opinion stating that we qualified as a REIT under the Internal Revenue Code for taxable years ending on or before December 31, 2003, that we are organized in conformity with the requirements for qualification as a REIT under the Code and that our current and proposed method of operation will permit us to continue to meet the requirements for qualification and taxation as a REIT for our current and future taxable years. This opinion is based on representations made by us as to factual matters, opinions of other law firms and on existing law, which is subject to change, both retroactively and prospectively, and to possibly different interpretations. Shaw Pittman LLP's opinion also is not binding on either the Internal Revenue Service or the courts.

         We must meet the requirements of the Code in order to qualify as a REIT now and in the future, so it is possible that we will not continue to qualify as a REIT in the future. The laws and regulations governing federal income taxation are the subject of frequent review and amendment, and proposed or contemplated


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changes in the laws or regulations may affect our ability to qualify as a REIT and the manner in which we conduct our business. If we fail to qualify as a REIT for federal income tax purposes, we would not be allowed a deduction for distributions to our shareholders in computing taxable income and would be subject to federal income tax at regular corporate rates. In addition to these taxes, we may be subject to the federal alternative minimum tax. Unless we are entitled to relief under certain statutory provisions, we could not elect to be taxed as a REIT for four taxable years following any year during which we were first disqualified. Therefore, if we lose our REIT status, we could be required to pay significant income taxes, which would reduce our funds available for investments or for distributions to our shareholders. This would likely adversely affect the value of your investment in us. In addition, we would no longer be required by law or our operating agreements to make any distributions to our shareholders.

RECENT TAX LEGISLATION PROVIDES FAVORABLE TREATMENT FOR DIVIDENDS OF REGULAR CORPORATIONS, BUT NOT GENERALLY DIVIDENDS FROM REITS.

         On May 28, 2003, the President signed into law the Jobs and Growth Tax Relief Reconciliation Act of 2003, which we refer to as the Act. Under the Act, the current maximum tax rate on the long-term capital gains of non-corporate taxpayers is reduced to 15% for the tax years beginning on or before December 31, 2008. The Act also reduced the tax rate on "qualified dividend income" to the maximum capital gains rate. Because, as a REIT, we are not generally subject to tax on the portion of our REIT taxable income or capital gains distributed to our shareholders, our distributions are not generally eligible for this new tax rate on dividends. As a result, the non-capital-gain portion of our REIT distributions generally continues to be taxed at the higher tax rates applicable to ordinary income. Without further legislation, the maximum tax rate on long-term capital gains will revert to 20% in 2009, and dividends will again be subject to tax at ordinary rates.



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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         CRESCENT REAL ESTATE EQUITIES COMPANY



Dated:  March 17, 2004                   By: /s/ JERRY R. CRENSHAW, JR.
                                             ----------------------------------
                                             Name:  Jerry R. Crenshaw, Jr.
                                             Title: Executive Vice President,
                                                    Chief Financial Officer




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